Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Codere Online Luxembourg, S.A.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)(3)
Equity	Ordinary shares, par value 1.00 EUR per share, reserved for issuance under the Registrant’s Long Term Incentive Plan	Rule 457(c) and Rule 457(h)	2,256,097	$4.05	$9,137,192.85	0.0000927	$847.02

Total Offering Amounts					$9,137,192.85		$847.02
Total Fee Offsets							$847.02
Net Fee Due							$0.00

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 2,256,097 ordinary shares of Common Stock of Codere Online Luxembourg, S.A. (the “Company” or the “Registrant”) of the Registrant authorized for issuance pursuant to the Registrant’s Long Term Incentive Plan (the “LTIP”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement any additional shares of Common Stock that may become issuable under the LTIP by reason of any share dividend, share split or other similar transaction.
(2)	Rounded up to the nearest penny.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s ordinary shares, as reported on Nasdaq on May 9, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims(1)	Codere Online Luxembourg, S.A.	—	333-258759	August 12, 2021		$847.02(1)	Equity	Ordinary Shares	781,057	7,763,706.60
Fee Offset Sources	Codere Online Luxembourg, S.A.	—	333-258759		August 12, 2021						$847.02

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form S-8 by $847.02, which represents the registration fee of $847.02 previously paid with respect to 781,057 Ordinary Shares that were registered but not issued or sold (out of the aggregate 7,597,044 Ordinary Shares that were registered but not issued or sold) pursuant to the registrant’s Registration Statement on Form F-4 (File No. 333-258759) initially filed by the registrant with the Securities and Exchange Commission on August 12, 2021 and declared effective on October 27, 2021, which registration statement referred to an offering that has been terminated.

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